UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
 _________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

On February 10, 2014, Hasbro, Inc. ("Hasbro" or "we") announced our financial results for the fiscal quarter and year ended December 29, 2013, and certain other financial information. The press release, attached as Exhibit 99.1, includes a financial measure, Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), that is considered a non-GAAP financial measure as defined under Securities and Exchange Commission ("SEC") rules. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that EBITDA is one of the appropriate measures for evaluating our operating performance, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. However, this measure should be considered in addition to, and not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our financial statements and filings with the SEC. The EBITDA measures included in the press release have been reconciled to the most directly comparable GAAP measures as is required under SEC rules regarding the use of non-GAAP financial measures.
The press release also includes the Company's 2013 costs and expenses, operating profit, net earnings and diluted earnings per share excluding the impact of restructuring and related pension charges, product-related charges associated with brands which the Company exited or for which the Company has reduced its future expectations, and charges related to the settlement of an adverse arbitration award.  2013 net earnings and diluted earnings per share also exclude a benefit from a tax exam settlement.  For comparability the press release includes the Company's 2012 costs and expenses, operating profit, net earnings and diluted earnings per share excluding the impact of restructuring charges.  Management believes that presenting this data excluding these charges and tax benefit assists investors' understanding of the performance of the Company's underlying business.
As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

The information furnished in Item 2.02, including the Exhibit attached hereto, shall not be deemed "filed" for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 8.01                          Other Events.

On February 7, 2014, the Company entered into a Settlement Agreement (the "Settlement Agreement") with inventor licensor Johnson Research ("Johnson") with respect to all outstanding litigation and arbitration proceedings between the parties relating to two license agreements involving the Company's NERF and SUPER SOAKER product lines (the "License Agreements").  Under the terms of the Settlement Agreement, the Company has agreed to pay Johnson $58.04 million and Johnson has agreed to release any and all claims arising from or relating to the License Agreements.  As previously disclosed, the Company recorded charges associated with the NERF arbitration of $75.5 million in its third quarter 2013 results, and had accrued royalties and interest of $76.5 million as of the end of the third quarter related to this matter. As a result of the Settlement Agreement, the Company will record a pre-tax benefit in the amount of $18.5 million in its fourth quarter 2013 results.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Hasbro, Inc. Press Release, dated February 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: February 10, 2014

EXHIBIT INDEX
Exhibit No.	Description
99.1	Hasbro, Inc. Press Release, dated February 10, 2014.